                                                                    EXHIBIT D(8)

                                     FORM OF

                               AMENDMENT NO. 2 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

         THIS EXHIBIT to the Investment Management Agreement dated December 15, 1999 (the "Agreement") between DELAWARE POOLED TRUST, and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the __ day of September, 2000, to add The Large-Cap Growth Equity Portfolio, lists the Portfolios for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each Portfolio.

----------------------------------------------- ----------------------------- ----------------------------------------
                Portfolio Name                         Effective Date                 Management Fee Schedule
                --------------                         --------------
                                                                                        (as a percentage of
                                                                                     average daily net assets)
                                                                                            Annual Rate
----------------------------------------------- ----------------------------- ----------------------------------------
The Aggregate Fixed Income Portfolio                  December 15,1999        0.40%
----------------------------------------------- ----------------------------- ----------------------------------------
The All-Cap Growth Equity Portfolio                   February 28,2000        0.75%
---------------------------------------------- ----------------------------- ----------------------------------------
The Balanced Portfolio                               December 15, 1999        0.55%
----------------------------------------------- ----------------------------- ----------------------------------------
The Core Equity Portfolio                            December 15, 1999        0.55%
----------------------------------------------- ----------------------------- ----------------------------------------
The Diversified Core Fixed Income Portfolio          December 15, 1999        0.43%
----------------------------------------------- ----------------------------- ----------------------------------------
The Equity Income Portfolio                          December 15, 1999        0.55%
----------------------------------------------- ----------------------------- ----------------------------------------
The High-Yield Bond Portfolio                        December 15, 1999        0.45%
----------------------------------------------- ----------------------------- ----------------------------------------
The Intermediate Fixed Income Portfolio              December 15, 1999        0.40%
----------------------------------------------- ----------------------------- ----------------------------------------
The Large-Cap Growth Equity Portfolio               September ___, 2000       0.65%
----------------------------------------------- ----------------------------- ----------------------------------------
The Large-Cap Value Equity Portfolio                 December 15, 1999        0.55%
----------------------------------------------- ----------------------------- ----------------------------------------
The Mid-Cap Growth Equity Portfolio                  December 15, 1999        0.75%
----------------------------------------------- ----------------------------- ----------------------------------------
The Real Estate Investment Trust Portfolio           December 15, 1999        0.75% on first $500 million
                                                                              0.70% on next $500 million
                                                                              0.65% on next $1,500 million
                                                                              0.60% on assets in excess of
                                                                              $2,500 million
----------------------------------------------- ----------------------------- ----------------------------------------

----------------------------------------------- ----------------------------- ----------------------------------------
                Portfolio Name                         Effective Date                 Management Fee Schedule
                --------------                         --------------
                                                                                        (as a percentage of
                                                                                     average daily net assets)
                                                                                            Annual Rate
----------------------------------------------- ----------------------------- ----------------------------------------
The Real Estate Investment Trust Portfolio II        December 15, 1999        0.75%
----------------------------------------------- ----------------------------- ----------------------------------------
The Select Equity Portfolio                          December 15, 1999        1.00%

----------------------------------------------- ----------------------------- ----------------------------------------
The Small-Cap Value Equity Portfolio                 December 15, 1999        0.75%
----------------------------------------------- ----------------------------- ----------------------------------------
The Small-Cap Growth Equity Portfolio                December 15, 1999        0.75%
----------------------------------------------- ----------------------------- ----------------------------------------



DELAWARE MANAGEMENT                         DELAWARE POOLED TRUST
COMPANY, a series of Delaware
Management Business Trust


By:____________________________                 By:_____________________________
Name:__________________________                 Name:___________________________
Title:_________________________                 Title:__________________________



Attest:________________________                 Attest:_________________________



Name:__________________________                 Name:___________________________
Title:_________________________                 Title:__________________________









                                        2